Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Doug Kuckelman 843-790-7460 ir@benefitfocus.com

Benefitfocus Announces First Quarter 2022 Financial Results

Delivered Revenue and Adjusted EBITDA in Excess of Guidance Ranges

Executing on Strategic Plan to Return to Sustainable Growth

Charleston, S.C. – May 3, 2022 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading cloud-based benefits administration technology company that simplifies benefits administration for employers, health plans and brokers, today announces its first quarter 2022 financial results:

Financial Highlights for the First Quarter 2022:

•	First quarter 2022 revenue of $61.2 million was above the high end of the guidance range of $59 to $61 million.
•	Adjusted EBITDA of $11.2 million during the first quarter was above the high end of the guidance range of $7 to $9 million.
•	GAAP net loss available to common stockholders was ($3.9) million, compared to ($3.7) million in the first quarter of 2021.
•	GAAP loss per share was ($0.12) in the first quarter of 2022 and non-GAAP income per share was $0.01.

Operational Highlights for the First Quarter:

•

The recent acquisition of Tango Health delivered another ACA season with 100% ontime performance in client IRS filings.  Migration of Benefitfocus clients to the Tango Health platform has now begun, which is expected to deliver even stronger client performance in all areas going forward.

•	Selected for inclusion in Aon’s Connected Benefit Solution panel. Aon is one of the top brokers in the country.
•	Kristin Adams was appointed as our new Chief People Officer, further enhancing and diversifying the leadership team.

“We hit a number of strategic milestones in the quarter and we believe we are on our way to repositioning Benefitfocus for sustainable growth,” said Matt Levin, president and chief executive officer. “We have improved our go-to-market relationships and have a solid sales pipeline. We believe our efforts to date will enable us to grow market share and solidify our position as an industry leader.”

“We were once again able to deliver financial results at or better than our guidance ranges for this quarter,” said Alpana Wegner, chief financial officer. “I am pleased with the progress we are making on executing our strategy to drive sustainable growth.  We look forward to providing additional insight into our strategy and longer-term financial targets at our Investor Day on May 10.”

First Quarter 2022 Financial Highlights

Revenue

•	Total revenue was $61.2 million, down approximately 6% compared to the first quarter of 2021.
•	Software services was $49.7 million, down 7% compared to the first quarter of 2021. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $43.1 million, down 5% compared to the first quarter of 2021.
o	Platform revenue was $6.6 million, down 16% compared to the first quarter of 2021.
•	Professional services revenue was $11.6 million, down 1% compared to the first quarter of 2021.

Net Income

•

GAAP net loss was ($2.3) million, compared to ($2.1) million in the first quarter of 2021. GAAP net loss per share was ($0.12), based on ($3.9) million net loss available to common stockholders and 33.5 million basic and diluted weighted average common shares outstanding. This compares to ($0.11) for the first quarter of 2021, based on ($3.7) million net loss available to common stockholders and 32.5 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Income, Adjusted EBITDA and Free Cash Flow

•

Non-GAAP net income available to common stockholders was $0.4 million for both the first quarter 2022 and 2021. Non-GAAP net income per share was $0.01 based on both 33.5 million basic and 35.2 million diluted weighted average common shares outstanding. This compares to $0.01 in the first quarter of 2021, based on both 32.5 million basic and 34.4 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $11.2 million, compared to $14.8 million in the first quarter of 2021.
•	Cash used in operations was ($3.0) million and free cash flow was ($4.2) million, compared to cash from operations of $8.8 million and $8.3 million of free cash flow in the first quarter of 2021.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

Cash, cash equivalents and restricted cash at March 31, 2022 totaled $59.0 million, compared to cash and cash equivalents and marketable securities of $68.1 million at the end of the of 2021, a decline driven by the timing of working capital changes. Our debt to Adjusted EBITDA ratio was 4.4x as of March 31, 2022.

The full $50.0 million line of credit remains available to the company.

Business Outlook

Benefitfocus is providing guidance for the second quarter and full year 2022 as indicated below.

Second Quarter 2022

•	Total revenue is expected to be in the range of $55 million to $57 million.
•	Adjusted EBITDA is expected to be in the range of $4 million to $6 million.
•

Non-GAAP net loss available to common stockholders is expected to be between ($6.0) million and ($4.0) million, or between ($0.17) and ($0.11) per share based on 34.0 million basic and diluted weighted average shares outstanding.

Full Year 2022

•	Total revenue is expected to be in the range of $252 million to $258 million.

•	Adjusted EBITDA is expected to be in the range of $44 million to $50 million.
•	Free cash flow is expected to be in the range of $18 million to $24 million.

Adjusted EBITDA and free cash flow guidance excludes the impact of restructuring and impairment charges.

Management has not reconciled forward-looking non-GAAP net loss, adjusted EBITDA or free cash flow to their most directly comparable GAAP measure of GAAP net loss or GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Tuesday, May 3, 2022, at 5:00 p.m. ET. To access this call, dial (877) 407-9208 (domestic) or +1 (201) 493-6784 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until May 10, 2022 at 11:59 p.m. ET and can be accessed by dialing (844) 512-2921 (domestic) or +1 (412) 317-6671 (international) with passcode 13729373.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) is a cloud-based benefits administration technology company committed to helping our customers, and the people they serve, get the most out of their health care and benefit programs.  Through exceptional service and innovative SaaS solutions, we aim to be the safest set of hands for our customers helping to simplify the complexity of benefits administration while delivering an experience that engages people and unlocks the potential for better health and improved outcomes.  Our mission is simple: to improve lives with benefits.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income/loss, net loss/income, net loss/income per common share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income/loss, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, expense related to the impairment of goodwill, intangible assets and long-lived assets, gain or loss on extinguishment of debt, and costs not core to our business. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense; transaction and acquisition-related costs expensed; restructuring costs; impairment of goodwill, intangible assets and long-lived assets; gain or loss on extinguishment of debt; other costs not core to our business; and loss on settlement of lawsuits.  We define free cash flow as cash provided by or used in operating activities less capital expenditures, adjusted to eliminate cash paid for restructuring costs. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our need to increase sales and achieve consistent GAAP profitability; fluctuations in our financial results; our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively and implement our growth strategy; our reliance on channel relationships; market developments and opportunities; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and war in Ukraine; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$61,225	$65,063
Cost of revenue(1)(2)	29,886	28,593
Gross profit	31,339	36,470
Operating expenses:(1)(2)(3)
Sales and marketing	9,924	10,891
Research and development	11,157	10,832
General and administrative	9,289	9,862
Restructuring costs	1,006	1,400
Total operating expenses	31,376	32,985
(Loss) income from operations	(37)	3,485
Other income (expense):
Interest income	12	57
Interest expense	(2,482)	(5,555)
Other income (expense)	246	(42)
Total other expense, net	(2,224)	(5,540)
Loss before income taxes	(2,261)	(2,055)
Income tax expense	16	42
Net loss	(2,277)	(2,097)
Preferred dividends	(1,600)	(1,600)
Net loss available to common stockholders	$(3,877)	$(3,697)
Comprehensive loss	$(2,277)	$(2,097)

Net loss per common share:
Basic and diluted	$(0.12)	$(0.11)
Weighted-average common shares outstanding:
Basic and diluted	33,496,846	32,490,811

(1) Stock-based compensation included in above line items:
Cost of revenue	$196	$326
Sales and marketing	636	580
Research and development	231	118
General and administrative	126	499

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$622	$337
Sales and marketing	142	76
Research and development	216	113
General and administrative	93	42

(3) Transaction and acquisition-related costs expensed included in above line items:
General and administrative	$83	$154

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of March 31, 2022	As of December 31, 2021
Assets
Current assets:
Cash, cash equivalents and restricted cash	$58,972	$31,001
Marketable securities	–	37,049
Accounts receivable, net	23,504	16,491
Contract, prepaid and other current assets	25,757	27,615
Total current assets	108,233	112,156
Property and equipment, net	25,657	27,202
Financing lease right-of-use assets	54,332	56,474
Operating lease right-of-use assets	722	774
Intangible assets, net	20,061	21,134
Goodwill	34,237	34,237
Deferred contract costs and other non-current assets	8,076	8,864
Total assets	$251,318	$260,841
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$6,466	$10,565
Accrued expenses	9,353	9,451
Accrued compensation and benefits	16,270	16,411
Deferred revenue, current portion	27,600	27,756
Lease liabilities and financing obligations, current portion	5,753	7,378
Contingent consideration	675	675
Total current liabilities	66,117	72,236
Deferred revenue, net of current portion	2,799	2,377
Convertible senior notes	119,774	107,281
Lease liabilities and financing obligations, net current portion	74,434	75,758
Other non-current liabilities	310	313
Total liabilities	263,434	257,965
Commitments and contingencies
Redeemable preferred stock:
Series A preferred stock, par value $0.001, 5,000,000 shares authorized, 1,777,778 and 1,777,778 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively, liquidation preference $45 per share as of March 31, 2022 and December 31, 2021, respectively	79,193	79,193
Stockholders' deficit:
Common stock, par value $0.001, 95,000,000 shares authorized, 33,521,117 and 33,460,545 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	33	33
Additional paid-in capital	378,490	431,874
Accumulated deficit	(469,832)	(508,224)
Total stockholders' deficit	(91,309)	(76,317)
Total liabilities, redeemable preferred stock and stockholders' deficit	$251,318	$260,841

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(2,277)	$(2,097)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,737	6,353
Stock-based compensation expense	1,189	1,523
Accretion of interest on convertible senior notes	188	2,868
Interest accrual on finance lease liabilities	17	1,879
Rent expense less than payments	(27)	(13)
Non-cash accretion income from investments	29	227
Impairment or loss on disposal of right-of-use assets and property and equipment	–	45
Changes in operating assets and liabilities:
Accounts receivable, net	(7,014)	(2,256)
Accrued interest on investments	284	(136)
Contract, prepaid and other current assets	1,859	463
Deferred costs and other non-current assets	789	823
Accounts payable and accrued expenses	(4,899)	5,835
Accrued compensation and benefits	(141)	(7,208)
Deferred revenue	266	426
Other non-current liabilities	–	32
Net cash (used in) provided by operating activities	(3,000)	8,764
Cash flows from investing activities
Purchases of investments held-to-maturity	–	(22,329)
Maturities of investments held-to-maturity	–	22,500
Maturities of investments available-for-sale	22,045	–
Sales of investments available-for-sale	14,691	–
Business combination, net of cash acquired	(500)	–
Purchases of property and equipment	(2,010)	(1,893)
Net cash provided by (used in) investing activities	34,226	(1,722)
Cash flows from financing activities
Payments of preferred dividends	(1,600)	(1,600)
Change in amounts payable on behalf of customer members	1,151	–
Proceeds from exercises of stock options and ESPP	–	155
Payments on financing obligations	–	(223)
Payments of principal on finance lease liabilities	(2,806)	(2,034)
Net cash used in financing activities	(3,255)	(3,702)
Net increase in cash, cash equivalents and restricted cash	27,971	3,340
Cash, cash equivalents and restricted cash, beginning of period	31,001	90,706
Cash, cash equivalents and restricted cash, end of period	$58,972	$94,046

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$31	$88

Benefitfocus, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$31,339	$36,470
Amortization of acquired intangible assets	622	337
Stock-based compensation expense	196	326
Total net adjustments	818	663
Non-GAAP gross profit	$32,157	$37,133

Reconciliation from Operating (Loss) Income to Non-GAAP Operating Income:
Operating (loss) income	$(37)	$3,485
Amortization of acquired intangible assets	1,073	568
Stock-based compensation expense	1,189	1,523
Transaction and acquisition-related costs expensed	83	154
Costs not core to our business	1,955	1,881
Total net adjustments	4,300	4,126
Non-GAAP operating income	$4,263	$7,611

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(2,277)	$(2,097)
Depreciation	3,234	3,623
Amortization of software development costs	2,430	2,162
Amortization of acquired intangible assets	1,073	568
Interest income	(12)	(57)
Interest expense	2,482	5,555
Income tax expense	16	42
Stock-based compensation expense	1,189	1,523
Transaction and acquisition-related costs expensed	83	154
Restructuring costs	1,006	1,400
Costs not core to our business	1,955	1,881
Total net adjustments	13,456	16,851
Adjusted EBITDA	$11,179	$14,754

Reconciliation from Net Loss to Non-GAAP Net Income:
Net loss	$(2,277)	$(2,097)
Amortization of acquired intangible assets	1,073	568
Stock-based compensation expense	1,189	1,523
Transaction and acquisition-related costs expensed	83	154
Costs not core to our business	1,955	1,881
Total net adjustments	4,300	4,126
Non-GAAP net income	$2,023	$2,029

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net income	$2,023	$2,029
Preferred dividends	(1,600)	(1,600)
Undistributed earnings allocated to preferred stockholders	(58)	(61)
Non-GAAP net income available to common stockholders	$365	$368

Weighted average shares outstanding - basic	33,496,846	32,490,811
Weighted average shares outstanding - diluted	35,159,370	34,352,380
Shares used in computing non-GAAP net income per share - basic	33,496,846	32,490,811
Shares used in computing non-GAAP net income per share - diluted	35,159,370	34,352,380
Non-GAAP net income per common share - basic	$0.01	$0.01
Non-GAAP net income per common share - diluted	$0.01	$0.01

Reconciliation of Cash Flows from Operations to Free Cash Flow:
Net cash and cash equivalents (used in) provided by operating activities	$(3,000)	$8,764
Purchases of property and equipment	(2,010)	(1,893)
Cash paid for restructuring costs	786	1,379
Total net adjustments	(1,224)	(514)
Free Cash Flow	$(4,224)	$8,250